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                                                                   Exhibit 9.1

                              VOTING AGREEMENT

                      (EQUITY OFFICE PROPERTIES TRUST)


     THIS VOTING AGREEMENT (this "Agreement") is entered into as of September 29, 1997 by and among Beacon Properties Corporation, a Maryland corporation ("BEACON"), Beacon Properties, L.P., a Delaware limited partnership (the "BEACON PARTNERSHIP"), and each of the undersigned shareholders of Equity Office Properties Trust, a Maryland real estate investment trust ("EOP"), and/or limited partners in EOP Operating Limited Partnership, a Delaware limited partnership ("EOP PARTNERSHIP") (such shareholders and/or limited partners each individually referred to herein as a "EOP SECURITYHOLDER" and collectively as the "EOP SECURITYHOLDERS");

     WHEREAS, EOP, EOP Partnership, Beacon and Beacon Partnership have entered into an Agreement and Plan of Merger dated as of September 15, 1997 (the "MERGER AGREEMENT") pursuant to which Beacon will be merged with and into EOP (the "MERGER") and EOP shall be the survivor of the Merger and Beacon Partnership will be merged with and into EOP Partnership pursuant to which EOP Partnership will be the survivor of the Partnership Merger (all capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

     WHEREAS, approximately one and 42.4/100 percent (1.424%) of the beneficial and record ownership of the issued and outstanding common shares of beneficial interest, $.01 par value per share, of EOP (the "EOP SHARES") are held by the EOP Securityholders (including those EOP Shares pledged or to be pledged by EOP Securityholders); and

     WHEREAS, approximately ninety-six and 44/100 percent (96.44%) of the beneficial and record ownership of the issued and outstanding units of limited partnership interest of EOP Partnership ("EOP OP UNITS") are held by the EOP Securityholders (including those EOP OP Units pledged or to be pledged by EOP Securityholders);

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DISPOSITION OF EOP SHARES AND EOP OP UNITS

     Each EOP Securityholder agrees, for the period from the date hereof through the record date for the Meeting (as defined below) at which the Merger is to be considered or the date on which the Merger Agreement terminates, whichever is earlier (such period hereinafter referred to as the "TERM"), that such EOP Securityholder will not (except with regard to those EOP Shares or EOP OP Units described in Schedule 1 hereto which are either subject to existing pledge or other security agreements or will be pledged pursuant to existing understandings or arrangements ("Pledged Securities")), directly or indirectly, (a) sell, transfer, pledge, encumber,




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assign or otherwise dispose of, or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any EOP Shares or EOP OP Units, (b) grant any proxies, deposit any EOP Shares or EOP OP Units into a voting trust or enter into a voting agreement with respect to any EOP Shares or EOP OP Units, or tender any EOP Shares or EOP OP Units in a transaction other than the Merger, or (c) take any action which is intended to have the effect of preventing or disabling the EOP Securityholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prevent the sale, transfer or pledge of any of such EOP Shares or EOP OP Units, provided that the purchaser, transferee or pledgee thereof agrees in writing to be bound by the terms of this Agreement.

SECTION 2. VOTING

     (a) Each EOP Securityholder agrees, during the Term, to cast all votes attributable to EOP Shares now and hereafter beneficially owned by such EOP Securityholder at any annual or special meeting of shareholders of EOP, including any adjournments or postponements thereof (a "MEETING"), (a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms of the Merger Agreement approved by the board of trustees of EOP), and (b) against approval or adoption of any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger.

     (b) If a vote by holders of EOP OP Units is required by applicable law or deemed advisable by the general partner of EOP Partnership, each EOP Securityholder agrees during the Term, to cast all votes attributable to EOP OP Units now and hereafter beneficially owned by such EOP Securityholder at any Meeting, (a) in favor of the Partnership Merger and the transactions contemplated thereby (including any amendments or modifications of the terms of the Merger Agreement approved by the board of trustees of EOP), and (b) against approval or adoption of any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Partnership Merger.

     (c) Each EOP Securityholder agrees to cast all votes attributable to EOP Shares held by such EOP Securityholder in favor of the election of Alan M. Leventhal and Edwin Sidman as trustees of EOP as contemplated by, and in accordance with, Section 1.7 of the Merger Agreement.

     (d) Notwithstanding the foregoing provisions of this Section 2, with respect to Pledged Securities as to which a pledgee's consent is required in connection with any vote required by such foregoing provisions, as indicated in
Schedule 1 hereto, the EOP Securityholder of such Pledged Securities shall use his or its reasonable best efforts to obtain such consent but shall be under no obligation to vote such Pledged Securities unless and until such consent is obtained.


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SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE EOP SECURITYHOLDERS

     Each of the EOP Securityholders represents and warrants to Beacon as follows:

     (a) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any law, regulation, court order, judgment or decree applicable to such EOP Securityholder, or conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any contract or agreement to which such EOP Securityholder is a party or by which such EOP Securityholder is bound or affected, which conflict, violation, breach or default would materially and adversely affect such EOP Securityholder's ability to perform this Agreement.

     (b) Such EOP Securityholder is not required to give any notice or make any report or other filing with any governmental authority in connection with the execution or delivery of this Agreement or the performance of such EOP Securityholder's obligations hereunder and no waiver, consent, approval or authorization of any governmental or regulatory authority or any other person or entity is required to be obtained by such EOP Securityholder for the performance of such EOP Securityholder's obligations hereunder, other than where the failure to make such filings, give such notices or obtain such waivers, consents, approvals or authorizations would not materially and adversely affect such EOP Securityholder's ability to perform this Agreement.

     (c) EOP Shares and EOP OP Units set forth opposite the name of such EOP Securityholder on Schedule 1 hereto are the only EOP Shares and EOP OP Units owned beneficially or of record by such EOP Securityholder or over which such person exercises voting control.

SECTION 4. UNDERSTANDING OF THIS AGREEMENT

     Each EOP Securityholder has carefully read this Agreement and has discussed its requirements, to the extent such EOP Securityholder believes necessary, with its counsel (which may be counsel to EOP). The undersigned further understands that the parties to the Merger Agreement will be proceeding in reliance upon this Agreement.

SECTION 5. DESCRIPTIVE HEADINGS

     The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 6. COUNTERPARTS

     This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.


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SECTION 7. ENTIRE AGREEMENT; ASSIGNMENT

     This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

SECTION 8. GOVERNING LAW

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

SECTION 9. SPECIFIC PERFORMANCE

     The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 10. PARTIES IN INTEREST

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 11. AMENDMENT; WAIVERS

     This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.

SECTION 12. CONFLICT OF TERMS

     In the event any provision of this Agreement is directly in conflict with, or inconsistent with, any provision of the Merger Agreement, the provision of the Merger Agreement shall control.



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     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Voting Agreement, or have caused this Voting Agreement to be duly executed and delivered in their names and on their behalf, as of the date first written above.

                                    EQUITY OFFICE PROPERTIES TRUST

                                    By: /s/ Stanley M. Stevens
                                       -----------------------------------
                                         Name: Stanley M. Stevens
                                         Title: EVP-Chief Legal Counsel


                                    EOP OPERATING LIMITED

                                    By: Equity Office Properties Trust, its
                                        general partner

                                           By: /s/ Stanley M. Stevens
                                              ----------------------------
                                               Name: Stanley M. Stevens
                                               Title: EVP-Chief Legal Counsel


                                    BEACON PROPERTIES CORPORATION


                                    By: /s/ William A. Bonn
                                       -----------------------------------
                                         Name: William A. Bonn
                                         Title: General Counsel

                                    BEACON PROPERTIES, L.P.

                                    By: Beacon Properties Corporation, its
                                    general partner

                                           By: /s/ William A. Bonn
                                              ----------------------------
                                                Name: William A. Bonn
                                                Title: General Counsel






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                                    SECURITYHOLDERS:



                                    EGI HOLDINGS, INC.


                                    By: /s/ Sheli Z. Rosenberg
                                       ----------------------------------
                                        Name: Sheli Z. Rosenberg
                                        Title: Vice President



                                    SAMSTOCK/SZRT, L.L.C.


                                    By: /s/ Sheli Z. Rosenberg
                                       ----------------------------------
                                        Name: Sheli Z. Rosenberg
                                        Title: Vice President



                                    SAMSTOCK/ZFT, L.L.C.


                                    By: /s/ Sheli Z. Rosenberg
                                       ----------------------------------
                                        Name: Sheli Z. Rosenberg
                                        Title: Vice President



                                    SAMSTOCK/ALPHA, L.L.C.


                                    By: /s/ Sheli Z. Rosenberg
                                       ----------------------------------
                                        Name: Sheli Z. Rosenberg
                                        Title: Vice President





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                                    ZELL MERRILL LYNCH REAL ESTATE OPPORTUNITY
                                    PARTNERS LIMITED PARTNERSHIP

                                    By: Equity Office Properties Trust, its
                                    managing general partner


                                         By: /s/ Michael A. Steele
                                            -----------------------------
                                         Name: Michael A. Steele
                                         Title: Executive Vice President



                                    ZELL MERRILL LYNCH REAL ESTATE OPPORTUNITY
                                    PARTNERS LIMITED PARTNERSHIP II

                                    By: Equity Office Properties Trust, its
                                    managing general partner


                                         By: /s/ Michael A. Steele
                                            -----------------------------
                                         Name: Michael A. Steele
                                         Title: Executive Vice President




                                    ZELL MERRILL LYNCH REAL ESTATE OPPORTUNITY
                                    PARTNERS LIMITED PARTNERSHIP III

                                    By: Equity Office Properties Trust, its
                                    managing general partner


                                         By: /s/ Michael A. Steele
                                            -----------------------------
                                         Name: Michael A. Steele
                                         Title: Executive Vice President





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                                    ZELL MERRILL LYNCH REAL ESTATE OPPORTUNITY
                                    PARTNERS LIMITED PARTNERSHIP IV

                                    By: Equity Office Properties Trust, its
                                    managing general partner

                                         By: /s/ Michael A. Steele
                                            -----------------------------
                                         Name: Michael A. Steele
                                         Title: Executive Vice President



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                                                                     Schedule 1



                                   # OF OP UNITS                  TERMS OF
                                   -------------                  --------
SECURITYHOLDER      # OF SHARES                      PLEDGEE       PLEDGE
--------------      -----------                      -------       ------




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